Exhibit (p)(1): Code of Ethics for the Blue Ridge Funds Trust
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                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                       Of
                             BLUE RIDGE FUNDS TRUST
                         (Adopted as of August 23, 2000)

         WHEREAS, Blue Ridge Funds Trust ("Trust"), is a registered investment company under the Investment Company Act of 1940, as amended ("1940 Act"), which is authorized to issue its shares of beneficial interest in separate series representing the interests in separate funds of securities and other assets (each a "Fund");

         WHEREAS, the Trust, as of the date first written above, consists of one series, the Blue Ridge Total Return Fund, for which Colonial Asset Management, Inc. ("Manager") serves as the investment adviser;

         WHEREAS, Rule 17j-1 under the 1940 Act makes it unlawful for certain persons, including Trustees, officers, and other investment personnel of the Trust and any Fund of the Trust, to engage in fraudulent, manipulative, or deceptive conduct in connection with their personal trading of securities "held or to be acquired" by any Fund of the Trust;

         WHEREAS, Rule 17j-1 under the 1940 Act requires the Trust and the Manager to adopt a code of ethics and to establish procedures reasonably designed to: (i) govern the personal securities activities of Access Persons, as defined herein; (ii) with respect to those personal securities transactions, prevent the employment of any device, scheme, artifice, practice, or course of business that operates or would operate as a fraud or deceit on the Trust or any Fund; and (iii) otherwise prevent personal trading prohibited by the Rule;

         WHEREAS, the policies, restrictions, and procedures included in this Code of Ethics are designed to prevent violations of Rule 17j-1 under the 1940 Act; and

         WHEREAS, the Trust desires to amend its existing Code of Ethics to reflect recent amendments to Rule 17j-1;

         NOW, THEREFORE, the Trust hereby adopts this Amended and Restated Code of Ethics ("Code") for the Trust and each Fund of the Trust to read in its entirety as follows:

A.       Unlawful Actions

         Rule 17j-1(b) under the 1940 Act makes it unlawful for any Trustee, officer or other Access Person of the Trust, in connection with the purchase or sale by such person of a "security held or to be acquired" by any investment portfolio of the Trust:

         1. To employ any device, scheme, or artifice to defraud the Trust or a Fund;

         2. To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

         4. To engage in any manipulative practice with respect to the Trust or a Fund.

B.       Definitions

         1. "Access Person" shall mean: (a) any trustee, director, officer, general partner, or advisory person (as defined below) of the Trust or any Fund of the Trust or the Manager thereof; or (b) any director, officer, or general partner of a principal underwriter for the Trust or any Fund of the Trust who, in the ordinary course of his or her business, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to any Fund of the Trust regarding the purchase and sale of securities.

         2. An "Advisory Person" shall mean any employee of the Trust or any Fund of the Trust or of the Manager (or of any company in a control relationship thereto) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship with the Trust or any Fund of the Trust or the Manager who obtains information concerning recommendations made to any Fund of the Trust regarding the purchase or sale of Covered Securities by the Fund.

         3. "Beneficial Ownership" for the purposes of this Code shall be interpreted in a manner that is consistent with Section 16 of the Securities Exchange Act of 1934, as amended ("1934 Act"), and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) - - from the ownership of a security. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         4.       "Code"  shall  mean  the  Code  of  Ethics  of the  Trust.

         5. "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

         6. "Covered Security" means a "security" as set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include:
                  (a) direct obligations of the U.S. Government; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares of registered open-end investment companies.

         7. "Disinterested Trustee" of the Trust means a Trustee who is not an "interested person" of the Trust within the meaning of
                  Section 2(a)(19) of the 1940 Act. An "interested person" of the Trust includes any person who is a trustee, director, officer, employee, or owner of 5% or more of the outstanding stock of the Manager or principal underwriter for any Fund of the Trust. Affiliates of brokers or dealers are also "interested persons" of the Trust, except as provided in Rule 2a19-1 under the 1940 Act.

         8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

         9. "Investment Personnel" of a Fund or the Manager means: (a) any employee of the Trust or any Fund or the Manager (or any company in a control relationship to the Trust, Fund or the Manager) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund; or
                  (b) any natural person who controls the Trust, Fund or the Manager and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of securities by any Fund.

         10. "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
                  Section 4(6) or pursuant to Rules 504, 505 or 506 under the 1933 Act.

         11. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         12.      "Review  Officer"  means,  with  respect  to  the  Trust,  the
                  Secretary of the Trust or such other person(s) as may be designated by the Board of Trustees of the Trust. In this regard, the Manager and the principal underwriter of the Trust ("Distributor") each shall appoint a compliance officer, which person shall be designated by the Board of Trustees of the Trust as a "Review Officer" with respect to the Manager or the Distributor, as applicable. The purpose of this arrangement is for each such compliance officer of the Manager or Distributor to monitor compliance with this Code of Ethics with respect to all Access Persons covered hereunder who are associated with the Manager or Distributor, as applicable, including: approving personal securities transactions and receiving reports for all Access Persons hereunder who are associated with the Manager or Distributor. In turn, the Review Officer of the Manager and the Distributor shall report at least quarterly to the Secretary of the Trust all violations of this Code, or any other code of ethics to which an Access Person may be subject and which covers that Access Person's duties and responsibilities with respect to the Funds ("Related Code"), that occurred during the past quarter. The Review Officer of the Trust shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code of Ethics with respect to all Access Persons not otherwise associated with the Manager or the Distributor; (b) receive reports from any other Review Officer designated hereunder;
                  (c) report at least quarterly to the Board of Trustees of the Trust all violations of this Code and any Related Code that occurred during the past calendar quarter; and (d) report at least annually to the Board of Trustees the information listed in Section D.7. below.

         13. A Covered Security is for purposes of this Code being "held or to be acquired" by any Fund if, within the most recent 15 days, the Covered Security: (a) is or has been held by a Fund;
                  (b) is being held or has been considered by a Fund or the Manager for purchase by the Fund; or (c) any option to purchase or sell, any Covered Security convertible into or exchangeable for, a Covered Security described in (a) or (b) of this paragraph.

         14. A Covered Security is "being considered for purchase or sale" when, among other things, a recommendation to purchase or sell a security for a Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

C.       Statement of General Principles on Personal Investment Activities

         1. No Violations of Rule 17j-1: It is the policy of the Trust that no "Access Person" of the Trust or of a Fund shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) or this Code.

         2. Disclosure of Interested Transactions: No Access Person shall recommend any transactions with respect to a Covered Security by any Fund of the Trust without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

                  a. any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

                  b. any contemplated transaction by such Access Person in such Covered Securities;

                  c.       any   position   with  the  issuer  of  the   Covered
                           Securities or its affiliates; and

                  d. any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

         3. Initial Public Offerings ("IPOs"): No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any Covered Security without first obtaining prior approval of the appropriate Review Officer for that Investment Personnel, which Review
                  Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such Covered Security.

         4. Limited Offerings: No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any Covered Security in a Limited Offering without first obtaining the prior written approval of the Review Officer of the Manager, which Review Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such Covered Security.

         5. Exempt Transactions: The prohibited activities set forth in this Section C. shall not apply to:

                  a. purchases or sales effected in any account over which such person has no direct or indirect influence or control;

                  b. purchases or sales that are nonvolitional on the part of the person or any Fund of the Trust;

                  c. purchases that are part of an automatic dividend reinvestment plan;

                  d. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

D.       Procedures

         1. Persons Required to Make Reports. In order to provide the Trust with information to enable it to determine, with reasonable assurance, whether the provisions of Rule 17j-1(b) and this Code are being observed by its Access Persons:

                  a. Each Access Person shall submit reports to the relevant Review Officer for that Access Person, in the appropriate form attached hereto as Exhibits A-D, in order to provide information with respect to all transactions in Covered Securities in which the Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, except for exempt transactions listed under Section C.5 above. If the Access Person is a trustee, director, officer, general partner or Advisory Person of the Manager, the reports required under this Code may be submitted in the form required by the Manager, provided the report contains the information required herein.

                  b No Disinterested Trustee need make a report with respect to his initial holdings, as required by Section D.3. below, or an annual report, as required by Section D.4 below solely by reason of being a Trustee of the Trust.

                  c. No Disinterested Trustee need make any quarterly transaction reports with respect to any Covered Security, as required by Section D.2. below, unless the Disinterested Trustee knew at the time of the transaction, or in the ordinary course of fulfilling his official duties as a Trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law) such Covered Security was purchased or sold, or was being considered for purchase or sale, by any Fund.

                  d. No Access Person to the Manager need make a quarterly transaction report to the Manager under this Code if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the
                           Investment Advisers Act of 1940.

                  e.       No Access  Person need make a  quarterly  transaction
                           report under this Code if the quarterly transaction report would duplicate information contained in broker trade confirmations or account statements received by the Trust, any Fund, or the Manager with respect to the Access Person in the time period required by this Code, if all of the information required by this Code is contained in the broker trade confirmations or account statements, or in the records of the Trust, any Fund, or Manager.

                  f. No person who is an Access Person by virtue of being a director, officer or general partner of the Distributor need make any report or certification required by this Section D if such Access Person's report or certification would duplicate information required to be reported under any Related Code adopted by the Distributor (such exclusion from the reporting and certification requirements of this Code, however, shall not relieve the Distributor's Review Officer from this Code's requirement to make certain reports to the Trust's Review Officer).

                  g. Any Access Person who is an officer, director or employee or otherwise an affiliated person of the Manager shall submit all reports required by this Code to the Review Officer for that Access Person.

         2.       Quarterly Transaction Reports:

                  a. Quarterly securities transaction reports shall be made by every Access Person, other than those excepted in Section D.1. above, no later than 10 days after the end of the calendar quarter in which the securities transaction being reported was effected, and shall contain the following information:

                           i. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                           ii.      the   nature  of  the   transaction   (i.e.,
                                    purchase, sale - - or any other type of acquisition or disposition);

                           iii. the price of the Covered Security at which the transaction was effected;

                           iv.      the name of the broker, dealer, or bank with
                                    or   through   whom  the   transaction   was
                                    effected; and

                           v. the date that the report is submitted by the Access Person.

                  b. In lieu of providing such quarterly transaction reports, an Access Person may arrange for duplicate confirmations and account statements to be provided directly to the Review Officer for such Access Person no later than 10 days after the end of each calendar quarter.

                  c. Information for Each Account. With respect to any account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided:

                           i.       the name of the broker,  dealer or bank with
                                    whom  the  Access  Person   established  the
                                    account;

                           ii.      the date the account was established; and

                           iii. the date the report is submitted by the Access Person.

         3.       Initial Holdings Report.  Unless otherwise excepted in Section
                  D.1. above, every Access Person must report to the relevant Review Officer for that Access Person no later than 10 days after that person becomes an Access Person, the following information:

                  a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  c.       the date that the report is  submitted  by the Access
                           Person.

         4. Annual Reports. Unless otherwise excepted under Section D.1. above, every Access Person must annually report to the Trust, no later than 30 days after the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                  b. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

                  c.       the date that the report is  submitted  by the Access
                           Person.

         5. Certification of Compliance. Each Access Person is required to annually certify to the Review Officer of the Trust that the Access Person has read and understands this Code and recognizes that he is subject to this Code. Further, each Access Person is required to annually certify that he has complied with all the requirements of the Code and that he has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. Such certification shall be in the form attached hereto as Exhibit E, which shall be delivered annually to the Trust's Review Officer. This requirement applies to all Trustees, including the Disinterested Trustees.

         6. Disclaimer of Beneficial Ownership. Any report by an Access Person may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

         7. Review by the Board of Trustees. At least quarterly, the Review Officer shall prepare and provide a written report to the Board of Trustees with respect to all issues that, under the Code, have occurred since the last quarterly report to the Board, including, but not limited to, information about material violations of the Code or the procedures and sanctions imposed in response to those material violations. In addition, at least annually, the Review Officer shall certify to the Board that the Trust and the Manager have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. With respect to the Manager, the certification by the Trust's Review Officer may be based upon a certification provided to the Trust's Review Officer by the Review Officer of the Manager.

                  Upon discovery of a violation of this Code, the Board of Trustees may impose such sanctions, as it deems appropriate.

                  At least annually, the Review Officer shall prepare and provide a written report to the Board of Trustees:

                  a. All existing procedures concerning Access Persons' personal investing activities and any procedural changes made during the past year;

                  b.       Any  recommended  changes to this Code or procedures;
                           and

                  c. A summary of any violations that occurred during the past year requiring significant remedial action.

         8. Approval of Codes of Ethics of Any Investment Manager. The Board of Trustees, including a majority of the Disinterested Trustees, must approve (a) the code of ethics of the Manager and any new investment adviser or sub-adviser to a Fund and
                  (b) any material changes to those codes. Prior to approving a code of ethics for the Manager or any new investment adviser or sub-adviser, or any material change thereto, the Board must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Board must approve the code of ethics of the Manager and any new adviser before initially retaining the services of such party. The Board must approve a material change to a code of ethics no later than six (6) months after adoption of the material change.

         9. Notices by Review Officer. The Review Officer shall notify each Access Person and Investment Personnel who may be required to preclear transactions and/or make reports pursuant to the Code that such person is subject to the Code and shall deliver a copy of this Code to each such person. Any amendments to the Code shall be similarly furnished to each such person.

E.       Sanctions

         1. Sanctions for Violations by Trustees, Executive Officers, and Other Access Persons (Other than Disinterested Trustees). If the Review Officer determines that a violation or apparent violation of this Code has occurred, he shall so advise the Board of Trustees of the Trust, and if a violation is determined to have occurred, such person may be subject to sanctions, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. Any financial profits realized by an Access Person or Advisory Person through any prohibited personal trading activities described in this Code may be required to be disgorged. All material violations of the Code and any sanctions imposed as a result thereto shall be reported at the next regularly scheduled meeting to the Board of Trustees.

         2. Sanctions for Violations by Disinterested Trustees. If the Review Officer determines that any Disinterested Trustee, has violated or apparently violated this Code, he shall so advise the Chairman of the Trust, the President of the Trust, and also the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide such persons with the report, the record of pertinent actual or contemplated portfolio transactions of any affected Fund and any additional information supplied by such person. If a violation is determined to have occurred, the Disinterested Trustees, at their option, shall either impose such sanctions as they deem appropriate or refer the matter to the full Board of Trustees of the Trust, which shall impose such sanctions as it deems appropriate.

F.       Miscellaneous

         1. Records. The administrator of the Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

                  a. a copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  b. a record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  c. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  d. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

                  e. a copy of each report of the Board shall be preserved by the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

                  f. the Trust shall preserve a record of any decision, and the reasons supporting the decision to approve the acquisition by any Investment Personnel of shares in any IPO or Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

         2. Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Trustees of the Trust, to any regulatory or selfregulatory authority or agency upon its request, or as required by law or court or administrative order.

         3. Amendment; Interpretation of Provisions. The Board of Trustees of the Trust may from time to time amend this Code or adopt such interpretations of this Code, as it deems appropriate.

                                    EXHIBIT A
                                    ---------

                                 CODE OF ETHICS
                             BLUE RIDGE FUNDS TRUST

                          Securities Transaction Report


For the Calendar Quarter Ended: ___________________________
                                      (mo./day/yr.)

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Blue Ridge Funds Trust's Code of Ethics.




---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------
                                                                No. of Shares         Nature of          No. of Shares
                                                                and Principal        Transaction        Broker-Dealer or
                           Price of the       Date of the       Amount of the        (Purchase,         Bank Through Whom
       Security            Transaction        Transaction         Security           Sale, Other)           Effected
---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------

---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------

---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------

---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------

---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------

---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------

---------------------- ------------------- ------------------ ----------------- ------------------- ---------------------


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transaction not required to be reported because such securities are exclude form the definition of "Covered Security" under the Code of Ethics of the Blue Ridge Funds Trust, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.



Date:  ____________________________ Signature:  _________________________

                                    EXHIBIT B
                                    ---------

                                 CODE OF ETHICS
                             BLUE RIDGE FUNDS TRUST

                             Initial Holdings Report



          As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Blue Ridge Funds Trust's Code of Ethics:




-------------------------------------- --------------- ------------------- -----------------------------------------
                                                                                       Broker/Dealer or
                                           No. of          Principal                      Bank Where
              Security                     Shares            Amount                    Account is Held
-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------

-------------------------------------- --------------- ------------------- -----------------------------------------



          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transaction not required to be reported because such securities are exclude form the definition of "Covered Security" under the Code of Ethics of the Blue Ridge Funds Trust, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  ____________________________          _______________________________
                                             Signature:

                                    EXHIBIT C
                                    ---------

                                 CODE OF ETHICS
                             BLUE RIDGE FUNDS TRUST

                          Account Establishment Report



For the Calendar Quarter Ended _________________

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to the Blue Ridge Funds Trust's Code of Ethics:



-------------------------------------------------- --------------------------
                Broker/Dealer or
                   Bank Where                                Date
                   Account Was                            Account Was
                   Established                            Established
-------------------------------------------------- --------------------------

-------------------------------------------------- --------------------------

-------------------------------------------------- --------------------------

-------------------------------------------------- --------------------------

-------------------------------------------------- --------------------------

-------------------------------------------------- --------------------------

-------------------------------------------------- --------------------------









Date:  ____________________________   _____________________________________
                                      Signature:

                                   EXHIBIT D
                                   ---------

                                 CODE OF ETHICS
                             BLUE RIDGE FUNDS TRUST

                             Annual Holdings Report



          As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Blue Ridge Funds Trust's Code of
Ethics:



----------------------------------------- ---------------- ----------------- --------------------------------------
                                                                                       Broker/Dealer or
                                              No. of          Principal                   Bank Where
            Security                          Shares            Amount                 Account is Held
----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------

----------------------------------------- ---------------- ----------------- --------------------------------------



         This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.



Date:  ____________________________   ___________________________________
                                      Signature:

                                    EXHIBIT E
                                    ---------

                                 CODE OF ETHICS
                             BLUE RIDGE FUNDS TRUST

                        Annual Certificate Of Compliance



For the Calendar Year Ended _________________________
                                  (mo./day/yr.)



         As an Access Person as defined in Blue Ridge Funds Trust's Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Code"), I hereby certify that I have read and understand the Code, recognize that I am subject to the Code, and intend to comply with the Code. I further certify that, during the calendar year specified above, and since my last Certificate of Compliance under the Code, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.




                                           _______________________________
                                           Signature



                                           _______________________________
                                           Name (Please Print)

                             BLUE RIDGE FUNDS TRUST
                ADOPTION OF PROCEDURES PURSUANT TO RULE 17j-1 OF
                       THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1(c) under the investment Company Act of 1940, as amended, Colonial Asset Management, Inc. does hereby certify that it has adopted procedures reasonably necessary to prevent "Access Persons" from violating its Code of Ethics.


         IN WITNESS WHEREOF, of the undersigned Compliance Officer has executed this certificate as of _______________, 2000.



                                                  __________________________
                                                  [Name]


                                                  __________________________
                                                  [Title]